Exhibit 3.269

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “NEWSTAR WASTE HOLDINGS CORP.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-NINTH DAY OF SEPTEMBER, A.D. 2005, AT 6:23 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE SIXTH DAY OF OCTOBER, A.D. 2005, AT 7:36 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE THIRTEENTH DAY OF MAY, A.D. 2011, AT 10:30 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-THIRD DAY OF JUNE, A.D. 2011, AT 2:40 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-FOURTH DAY OF OCTOBER, A.D. 2012, AT 6:08 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “NEWSTAR WASTE HOLDINGS CORP”.

CERTIFICATE OF INCORPORATION

FIRST: The name of this corporation shall be NEWStar Waste Holdings Corp.

SECOND: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808 and its registered agent at such address is CORPORATION SERVICE COMPANY.

THIRD: The purpose or purposes of the corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the “Corporation Law”).

FOURTH: The total number of shares of stock which this corporation is authorized to issue is one hundred (100) shares of common stock, $.01 par value.

FIFTH: The name and address of the incorporator is Edward P. Gannon, 1055 Washington Boulevard, Stamford, CT 06901-2217.

SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

SEVENTH: The directors of the corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the Corporation Law, and the corporation shall indemnify all persons whom it is permitted to indemnify to the full extent permitted by Section 145 of the Corporation Law, as amended from time to time. Without limiting the generality of the foregoing, no director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. Insofar as directors and executive officers are concerned, any repeal or modification of this Section 7 shall be prospective only, and shall not affect, to the detriment of any director or executive officer, any limitation on the personal liability of a director or executive officer of the corporation existing at the time of such repeal or modification.

IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed, signed and acknowledged this certificate of incorporation this 29th day of September, 2005.

Name: Edward P. Gannon Title: Incorporator

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION

OF

NEWSTAR WASTE HOLDINGS CORP.

This Certificate of Amendment to the Certificate of Incorporation of NEWStar Waste Holdings Corp. (the “Corporation”) is being duly executed and filed by Edward P. Gannon, as sole incorporator, pursuant to the General Corporation Law of the State of Delaware, who does hereby certify as follows:

1. The name of the Corporation is NEWStar Waste Holdings Corp.

2. The Certificate of Incorporation of the Corporation was filed on September 29, 2005.

3. The Corporation has not received any payment for any of its stock and this amendment has been duly adopted in accordance with Section 241 of the General Corporation Law of the State of Delaware.

4. Amendment 1: the Fourth Article of the Certificate of Incorporation is amended to read as follows:

The total number of shares of stock which this corporation is authorized to issue is three thousand (3,000) shares of common stock, $.01 par value.

IN WITNESS WHEREOF, the undersigned, being the sole incorporator herein before named, has executed, signed and acknowledged this Certificate of Amendment this 6th day of October, 2005.

Name: Edward P. Gannon Title: Incorporator

State of Delaware

Certificate of Change

Of Registered Agent and/or

Registered Office

The Board of Directors of NEWSTAR WASTE HOLDINGS CORP. a Delaware Corporation, on the 11th day of May, A.D. 2011, do hereby resolve and order that the location of the Registered Office of this Corporation within this state be, and the same hereby is Corporation Trust Center 1209 Orange Street, in the City of Wilmington, County of New Castle Zip Code 19801.

The name of the Registered Agent therein and in charge thereof upon whom process against the Corporation may be served, is The Corporation Trust Company.

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of the Directors at a meeting hold as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 12th day of May, A.D. 2011.

By:	/s/ Jennifer Shanders
Authorized Officer

Name:	Jennifer Shanders
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Title:	Secretary

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

NEWSTAR WASTE HOLDINGS CORP.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is:

NEWSTAR WASTE HOLDINGS CORP.

2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Executed on 06/23/2011

/s/ Scott E. Friedlander
Name: Scott E. Friedlander Title: Secretary

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND/OR REGISTERED OFFICE

The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is NEWSTAR WASTE HOLDINGS CORP.

2. The Registered Office of the corporation in the State of Delaware is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this Corporation may be served is The Corporation Trust Company.

3. The foregoing change to the registered office/agent was adopted by a resolution of the Board of Directors of the corporation.

By:	/s/ Jaimie Voss
Authorized Officer

Name:	Jaimie Voss, Vice President
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